                                                                   EXHIBIT 23.3

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 8, 1993 in the Registration Statement (Form S-8) pertaining to the 1995 Incentive Equity Plan of Service Corporation International, with respect to the consolidated financial statements and schedule of Service Corporation International included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP


Houston, Texas
January 10, 1996